THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 1996-02 CUSIP #126691


STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996 CUSIP # 126691

                                                                                 Distribution Date      10/25/96
                                                                                      SINGLE              TOTAL
4.04(i) Reduction of the Stated Amount of                                           CERTIFICATE          AMOUNT
Certificates
   Class A-1 Certificates.            XE9                    $1.95710386         $23,874.71
   Class A-2 Certificates.            XF6                    $2.86273927        $101,309.48
   Class A-3 Certificates.            XG4                    $0.00000000              $0.00
   Class A-4 Certificates.            XH2                    $1.95710390         $60,785.69
   Class A-5 Certificates.            XJ8                    $0.00000000              $0.00
   Class A-6 Certificates.            XK5                    $0.00000000              $0.00
   Class A-7 Certificates.            XL3                    $0.00000000              $0.00
   Class A-8 Certificates.            XM1                    $0.00000000              $0.00
   Class A-9 Certificates.            XN9                    $0.65011025          $6,604.47
   Class A-10 Certificates.           XP4                    $0.65010993          $3,962.42
   Class PO Certificates.             XQ2                    $0.88126441            $833.01
   Class X Certificates.              XR0                    $0.00000000              $0.00
   Class AR Certificates.             XS8                    $0.00000000              $0.00
   Class B-1 Certificates.            XT6                    $0.65011374          $2,114.82
   Class B-2 Certificates.            XU3                    $0.65010889          $1,850.86
   Class B-3 Certificates.            XVI                    $0.65010929            $951.76
   Class B-4 Certificates.            XW9                    $0.65011270            $634.51
   Class B-5 Certificates.            XX7                    $0.65012295            $158.63
  Class B-6 Certificates.             XY5                    $0.65011229            $371.17


Aggregate amount of any Principal Prepayments    Total         203,451.53
                                                                34,390.44


                                                                                      SINGLE              TOTAL
4.04(ii) Amounts distributed representing interest                                  CERTIFICATE          AMOUNT
     Class A-1 Certificates.                                                           $5.81121365        $205,653.04
     Class A-2 Certificates.                                                           $5.83333354         $95,526.67
     Class A-3 Certificates.                                                           $5.09612962        $158,280.69
     Class A-4 Certificates.                                                           $2.38442770         $74,057.94
     Class A-5 Certificates.                                                           $6.45833314         $54,437.29
     Class A-6 Certificates.                                                           $6.45833353         $55,806.46
     Class A-7 Certificates.                                                           $6.45833326        $155,264.79
     Class A-8 Certificates.                                                           $6.45009450         $65,526.51
     Class A-9 Certificates.                                                           $6.45009516         $39,313.33
     Class A-10 Certificates.                                                          $0.00000000              $0.00
     Class PO Certificates.                                                            $0.41827195         $51,902.87
     Class X Certificates.                                                             $0.00000000              $0.00
     Class AR Certificates.                                                            $6.45009530         $20,982.16
     Class B-1 Certificates.                                                           $6.45009484         $18,363.42
     Class B-2 Certificates.                                                           $6.45009563          $9,442.94
     Class B-3 Certificates.                                                           $6.45009221          $6,295.29
     Class B-4 Certificates.                                                           $6.45008197          $1,573.82
     Class B-5 Certificates.                                                           $6.45010106          $3,682.57
     Class B-6 Certificates.                                                                             1,094,690.76



4.04(iii) Amount of shortfall which is less than the full amount that would be distributed: Principal 0.00 Interest 0.00

4.04(iv) Stated Amount of Certificates after this Distribution


                               ORIGINAL                 SINGLE              TOTAL
                                BALANCE               CERTIFICATE          AMOUNT

Class A-1 Certificates.            $12,199,000.00      $995.45054267     $12,143,501.17
Class A-2 Certificates.            $35,389,000.00      $993.34531408     $35,153,497.32
Class A-3 Certificates.            $16,376,000.00    $1,000.00000000     $16,376,000.00
Class A-4 Certificates.            $31,059,000.00      $995.45054219     $30,917,698.39
Class A-5 Certificates.            $31,059,000.00      $995.45054252     $30,917,698.40
Class A-6 Certificates.             $8,429,000.00    $1,000.00000000      $8,429,000.00
Class A-7 Certificates.             $8,641,000.00    $1,000.00000000      $8,641,000.00
Class A-8 Certificates.            $24,041,000.00    $1,000.00000000     $24,041,000.00
Class A-9 Certificates.            $10,159,000.00      $998.07420415     $10,139,435.84
Class A-10 Certificates.            $6,095,000.00      $998.07420345      $6,083,262.27
Class PO Certificates.                $945,244.12      $997.36596087        $942,754.31
Class X Certificates.             $124,088,814.09      $996.92252793    $123,706,934.23
Class AR Certificates.                    $100.00        $0.00000000              $0.00
Class B-1 Certificates.             $3,253.000.00      $998.07420227      $3,246,735.38
Class B-2 Certificates.             $2,847,000.00      $998.07420794      $2,841,517.27
Class B-3 Certificates.             $1,464,000.00      $998.07420082      $1,461,180.63
Class B-4 Certificates.               $976,000.00      $998.07420082        $974,120.42
Class B-5 Certificates.               $244,000.00      $998.07418033        $243,530.10
Class B-6 Certificates.               $570,932.14      $998.07420195        $569,832.64

                                                               Total     162,204,065.74

4.04(v)The Pool Stated Principal Balance for the 162,407,517.29 following Distribution Date:

4.04(vi) Senior Percentage for the following           83.66%
Distribution Date
Subordinated Percentage for the following            7902311%
Distribution Date
Class A-9 and A-10 Percentage for the following      5988229%
Distribution Date

4.04(vii) Amount of the Master Servicing Fees        3,863.91
paid to or retained by the Master Servicer with respect to such Distribution Date

4.04(viii) Pass-Through Rate for each such Class
of Certificates
     Class A-1 Certificates.                         7.75000%
     Class A-2 Certificates.                         7.00000%
     Class A-3 Certificates.                         7.00000%
     Class A-4 Certificates.                         6.06875%
     Class A-5 Certificates.                         2.93125%
     Class A-6 Certificates.                         7.75000%
     Class A-7 Certificates.                         7.75000%
     Class A-8 Certificates.                         7.75000%
     Class A-9 Certificates.                         7.75000%
     Class A-10 Certificates.                        7.75000%
     Class PO Certificates.                          7.25000%
     Class X Certificates.                           7.25000%
     Class AR Certificates.                          7.75000%
     Class B-1 Certificates.                         7.75000%
     Class B-2 Certificates.                         7.75000%
     Class B-3 Certificates.                         7.75000%
     Class B-4 Certificates.                         7.75000%
     Class B-5 Certificates,                         7.75000%
     Class B-6 Certificates.                         7.75000%

4.04(ix)  Amount  of  Advances   included  in  the   1,668.60
distribution on this Distribution Date
Aggregate  amount of  Advances  outstanding  as of   1,668.60
the close of business on such Distribution Date



4.04(x) A. The number and aggregate principal amounts of Mortgage Loans delinquent

    30 to 59 days                 1         238,571.72
    60 to 89 days                 0               0.00
       90 or more                 0               0.00


B. The number and aggregate principal amounts of Mortgage Loans in foreclosure and delinquent

                In Foreclosure          #136505,  #136581           631,535.01

4.04(xi) Loan number and Stated Principal Balance     None               0.00
for any Mortgage Loan that became an REO Property during the preceding calendar month
                                                    ,


4.04(xii) Total number and principal balance of               0.00
any REO Properties as of the close of business on the Determination Date preceding such
Distribution Date.


4.04(xiii) Senior Prepayment Percentage for                100.00%
following Distribution Date
Subordinated Prepayment Percentage, for the                  0.00%
following Distribution Date
Class A-9 and A-10 Prepayment Percentage for the             0.00%
following Distribution Date

4.04(xiv) Aggregate amount of Realized Losses                 0.00
incurred during preceding month
Aggregate amount of Realized Losses through                   0.00
Distribution

4.04(xv) Special Hazard Loss Coverage Amount          2,232,193.00
Required Fraud Loss Coverage                          3,253,766.00
Current Bankruptcy Coverage                             100,000.00